Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
THIRD QUARTER 2020 EPS OF $0.19 PER SHARE;
AND FFO OF $1.75 PER SHARE

Financial and Operating Highlights

•	Net income attributable to common stockholders of $0.19 per share for the third quarter of 2020 as compared to $0.40 per share for the same period in 2019.

•
Funds from operations, or FFO, of $1.75 per share for the third quarter of 2020, which includes $24.3 million of income derived from a legal settlement offset by $4.1 million of related costs, equating to $0.26 per share, partially offset by $9.0 million, or $0.12 per share, of losses related to certain debt and preferred equity ("DPE") investments that were sold. FFO for the same period in 2019 was $1.75 per share.

•
Reduced corporate debt and ended the third quarter with $1.56 billion of liquidity comprised of $249.1 million of consolidated cash, cash equivalents, and marketable securities and $1.31 billion of undrawn capacity on the Company's $1.5 billion revolving credit facility. This liquidity excludes the Company’s share of unconsolidated joint venture cash of $107.4 million.

•
Marked the opening of One Vanderbilt Avenue at a ribbon-cutting ceremony with partners, Hines and National Pension Service of Korea, as well as government and transit officials, labor leaders and building tenants. The Company also announced that Hodges Ward Elliott, a premier boutique real estate capital markets advisor, has signed a new 12,692 square foot, 10-year lease to occupy part of the 50th floor at the newly opened tower.

•
During the third quarter and through early October, the Company repurchased 0.8 million shares of common stock and units of its Operating Partnership, or OP units, at an average price of $48.17 per share/unit using liquidity generated from asset sales. To date in 2020, the Company has repurchased a combined 6.5 million shares of common stock and OP units, under the previously announced $3.0 billion share repurchase plan, at an average price of $63.42.

•	To date, the Company has collected gross tenant billings, including rent and other billable expenses, as follows:

	Office	Retail	Overall (1)
2Q 2020	96.6%	71.5%	91.8%
3Q 2020	96.9%	70%	92.6%
October 2020 (2)	93.6%	70.9%	90.3%

(1) Includes garage, suburban and residential properties
(2) Through October 20th 2020. The October collection rate is ahead of the September collection rate as of the same day of the month.

•
Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 2.1% for the third quarter and 8.4% for the first nine months of 2020 as compared to the same period in 2019. Excluding lease termination income and free rent to Viacom at 1515 Broadway, same-store cash NOI decreased 3.2% for the third quarter and 0.2% for the first nine months of 2020.

•
Signed 33 Manhattan office leases covering 187,469 square feet in the third quarter of 2020 and 98 Manhattan office leases covering 783,625 square feet in the first nine months of 2020. The mark-to-market on signed Manhattan office leases was 6.7% lower for the third quarter and 1.8% higher for the first nine months than the previous fully escalated rents on the same spaces.

•
Topped out concrete at 185 Broadway, a 34-story mixed use building, which is the first project to be built in lower Manhattan under the Affordable Housing New York Program. Despite the challenges presented by the COVID-19 pandemic, the project is currently on schedule and under budget.

•	Manhattan same-store office occupancy was 94.2% as of September 30, 2020, inclusive of leases signed but not yet commenced, as compared to 95.2% as of June 30, 2020 and 95.0% as of September 30, 2019.
Investing Highlights

•
Completed the capitalization of the 100% pre-committed development for Pace University at 126 Nassau Street by entering into a partnership with Meritz Alternative Investment Management, which now holds an 80% interest in a new joint venture, and closing on a $125.0 million construction facility. The Company retained a 20% interest in the new joint venture and oversight of the development.

•
Along with our joint venture partner, closed on the previously announced sale of 400 East 58th Street for a sale price of $62.0 million. The transaction generated net cash proceeds to the Company of $19.8 million and a gain on sale of $8.9 million.

•	During the third quarter and through the date of this release, generated $122.1 million of cash through the sale of two DPE positions.
Financing Highlights

•
Closed on a new $600.0 million construction facility for 410 Tenth Avenue, replacing the previous $465.0 million construction facility that was put in place in 2019. At closing, the new 5-year facility returned $33.9 million of capital to the Company that was previously invested into the project and will fund all future capital through completion.

Summary
New York, NY, October 23, 2020 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended September 30, 2020 of $13.9 million, or $0.19 per share, as compared to net income of $33.2 million, or $0.40 per share, for the same quarter in 2019.
The Company also reported net income attributable to common stockholders for the nine months ended September 30, 2020 of $185.1 million, or $2.44 per share, as compared to net income of $238.1 million, or $2.87 per share, for the same period in 2019.
The Company reported FFO for the quarter ended September 30, 2020 of $135.5 million, or $1.75 per share, which includes $24.3 million of income derived from a legal settlement, offset by $4.1 million of related costs, equating to $0.26 per share, partially offset by $9.0 million, or $0.12 per share, of losses related to certain debt and preferred equity ("DPE") investments that were sold. FFO for the same period in 2019 was $151.4 million, or $1.75 per share.
The Company also reported FFO for the nine months ended September 30, 2020 of $443.6 million, or $5.54 per share, $24.3 million of income derived from a legal settlement, offset by $4.1 million of related costs, equating to $0.25 per share, offset by $27.0 million, or $0.34 per share, of losses related to the sale of certain DPE investments and reserves against the Company’s retained DPE portfolio. FFO for the same period in 2019 was $458.1 million, or $5.25 per share.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended September 30, 2020, the Company reported consolidated revenues and operating income of $249.8 million and $120.4 million, respectively, compared to $313.6 million and $162.1 million, respectively, for the same period in 2019.
To date, the Company has collected gross tenant billings, including rent and other billable expenses, as follows:

	Office	Retail	Overall (1)
2Q 2020	96.6%	71.5%	91.8%
3Q 2020	96.9%	70.0%	92.6%
October 2020 (2)	93.6%	70.9%	90.3%

(1) Includes garage, suburban and residential properties
(2) Through October 20th 2020. The October collection rate is ahead of the September collection rate as of the same day of the month.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures increased by 2.1% for the third quarter, and decreased 3.2% excluding lease termination income and free rent to Viacom at 1515 Broadway, as compared to the same period in 2019.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 8.4% for the nine months ended September 30, 2020, and decreased 0.2% excluding lease termination income and free rent given to Viacom at 1515 Broadway, as compared to the same period in 2019.

During the third quarter of 2020, the Company signed 33 office leases in its Manhattan portfolio totaling 187,469 square feet. Twenty-seven leases comprising 133,543 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $66.16 per rentable square foot, representing a 6.7% decrease over the previous fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the third quarter was 5.3 years and average tenant concessions were 4.7 months of free rent with a tenant improvement allowance of $19.33 per rentable square foot.
During the first nine months of 2020, the Company signed 98 office leases in its Manhattan portfolio totaling 783,625 square feet. Seventy-seven leases comprising 541,451 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $70.56 per rentable square foot, representing a 1.8% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first nine months of 2020 was 7 years and average tenant concessions were 3.5 months of free rent with a tenant improvement allowance of $19.64 per rentable square foot.

Occupancy in the Company's Manhattan same-store office portfolio was 94.2% as of September 30, 2020, inclusive of 248,577 square feet of leases signed but not yet commenced, as compared to 95.2% as of June 30, 2020 and 95.0% as of September 30, 2019.
Significant leases that were signed in the third quarter included:

•	Renewal with H Work, LLC for 22,859 square feet at 100 Church Street, for 4.0 years;

•	Renewal with Bond New York Real Estate Corp for 17,320 square feet at 810 Seventh Avenue, for 5.0 years;

•	New lease with Hodges Ward Elliott for 12,692 square feet at One Vanderbilt Avenue, for 10.0 years; and

•	New lease with Kreindler & Kreindler LLP for 10,078 square feet at 485 Lexington Avenue, for 10.4 years.
Investment Activity
To date in 2020, the Company has repurchased a combined 6.5 million shares of common stock and units of its Operating Partnership, or OP units, under the previously announced $3.0 billion share repurchase plan, at an average price of $63.42 per share/unit, including 0.8 million shares of common stock and OP units at an average price of $48.17 per share/unit repurchased during the third quarter and through early October of 2020. Since inception of the program, the Company has repurchased a total of 29.0 million shares of its common stock under the program and redeemed 1.0 million OP units, allowing the Company to save approximately $106.2 million of common dividends and distributions on an annualized basis. The average price of total share repurchases and OP Unit redemptions to date is $88.63 per share/unit.

In September, the Company completed the capitalization of the 100% pre-committed development for Pace University at 126 Nassau Street by entering into a partnership with Meritz Alternative Investment Management, which now holds an 80% interest in a new joint venture, and closing on a $125.0 million construction facility. The Company retained a 20% interest in the new joint venture and oversight of the development.
In September, the Company, along with our joint venture partner closed on the previously announced sale of 400 East 58th Street for a sale price of $62.0 million. The Company acquired the 126-unit residential building in the Sutton Place neighborhood of Manhattan in 2012 as part of an eight-building portfolio of retail and multi-family properties. The transaction generated net cash proceeds to the Company of $19.8 million and a gain on sale of $8.9 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s DPE portfolio decreased to $1.18 billion at September 30, 2020, including $1.15 billion of investments at a weighted average current yield of 7.1%, or 9.03% excluding the effect of investments on non-accrual, that are classified in the debt and preferred equity line item on the balance sheet, and mortgage investments aggregating $0.03 billion at a weighted average current yield of 6.5% that are included in other balance sheet line items for accounting purposes.
During the third quarter and through the date of this release, the Company generated $122.1 million of cash through the sale of two DPE positions, including the sale of a $61.5 million junior mortgage loan that closed on October 1, 2020.
Financing Activity
In August, the Company closed on a $600.0 million construction facility for 410 Tenth Avenue, the Company’s 636,000 square foot office redevelopment anchored by Amazon and First Republic Bank. At closing, the new 5-year facility returned $33.9 million of capital to the Company that was previously invested into the project and will fund all future capital through completion. This facility bears interest at a floating rate of 2.25% over LIBOR and replaces the previous $465.0 million construction facility that was put in place in 2019.
Dividends
In the third quarter of 2020, the Company declared:

•
Three monthly dividends on its outstanding common stock totaling $0.885 per share in the aggregate, which were paid on August 17, September 15 and October 15, 2020, equating to an annualized dividend of $3.54 per share of common stock; and

•
quarterly dividends on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period July 15, 2020 through and including October 14, 2020, which was paid on October 15, 2020 and is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 22, 2020 at 2:00 pm ET to discuss the financial results.

The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 3497478.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using passcode 3497478. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”.
Company Profile
SL Green Realty Corp., an S&P 500 company and Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2020, SL Green held interests in 93 buildings totaling 40.6 million square feet. This included ownership interests in 29.2 million square feet of Manhattan buildings and 10.3 million square feet securing debt and preferred equity investments.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements, including the statements herein under the section entitled "Guidance". These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties related to the on-going COVID-19 pandemic and the duration and impact it will have on our business and the industry as a whole and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Rental revenue, net	$173,536	$215,447	$543,140	$644,566
Escalation and reimbursement	21,979	32,581	70,892	88,539
Investment income	22,988	51,518	101,464	153,167
Other income	31,341	14,088	102,350	44,641
Total revenues	249,844	313,634	817,846	930,913
Expenses:
Operating expenses, including related party expenses of $2,801 and $9,289 in 2020 and $5,460 and $13,575 in 2019	45,910	59,847	140,673	175,862
Real estate taxes	43,522	49,626	131,805	143,008
Operating lease rent	6,973	8,295	22,171	24,891
Interest expense, net of interest income	23,536	48,112	91,100	145,797
Amortization of deferred financing costs	3,151	3,112	8,312	8,566
Depreciation and amortization	92,516	70,464	256,736	208,268
Loan loss and other investment reserves, net of recoveries	8,957	—	27,018	—
Transaction related costs	45	44	483	360
Marketing, general and administrative	23,602	23,841	66,682	75,300
Total expenses	248,212	263,341	744,980	782,052

Equity in net loss from unconsolidated joint ventures	(432)	(9,864)	(15,445)	(22,644)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	—	—	76,181
Purchase price and other fair value adjustment	—	3,799	—	69,389
Gain on sale of real estate, net	26,104	3,541	163,624	2,492
Depreciable real estate reserves	(6,627)	(7,047)	(6,627)	(7,047)
Net income	20,677	40,722	214,418	267,232
Net income attributable to noncontrolling interests in the Operating Partnership	(802)	(1,719)	(10,073)	(12,306)
Net (income) loss attributable to noncontrolling interests in other partnerships	(414)	624	(1,145)	2,524
Preferred unit distributions	(1,864)	(2,732)	(6,883)	(8,185)
Net income attributable to SL Green	17,597	36,895	196,317	249,265
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net income attributable to SL Green common stockholders	$13,859	$33,157	$185,104	$238,052

Earnings Per Share (EPS)
Net income per share (Basic)	$0.19	$0.40	$2.44	$2.87
Net income per share (Diluted)	$0.19	$0.40	$2.44	$2.87

Funds From Operations (FFO)
FFO per share (Basic)	$1.75	$1.75	$5.55	$5.26
FFO per share (Diluted)	$1.75	$1.75	$5.54	$5.25

Basic ownership interest
Weighted average REIT common shares for net income per share	73,258	82,292	75,759	82,855
Weighted average partnership units held by noncontrolling interests	4,029	4,258	4,123	4,283
Basic weighted average shares and units outstanding	77,287	86,550	79,882	87,138

Diluted ownership interest
Weighted average REIT common share and common share equivalents	73,462	82,456	75,962	83,026
Weighted average partnership units held by noncontrolling interests	4,029	4,258	4,123	4,283
Diluted weighted average shares and units outstanding	77,491	86,714	80,085	87,309

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2020	2019
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,639,118	$1,751,544
Building and improvements	5,483,155	5,154,990
Building leasehold and improvements	1,442,251	1,433,793
Right of use asset - financing leases	75,711	47,445
Right of use asset - operating leases	381,255	396,795
	9,021,490	8,784,567
Less: accumulated depreciation	(2,260,247)	(2,060,560)
	6,761,243	6,724,007
Assets held for sale	—	391,664
Cash and cash equivalents	221,404	166,070
Restricted cash	83,045	75,360
Investment in marketable securities	27,734	29,887
Tenant and other receivables, net of allowance of $22,387 and $12,369 in 2020 and 2019, respectively	72,806	43,968
Related party receivables	31,936	21,121
Deferred rents receivable, net of allowance of $19,569 and $12,477 in 2020 and 2019, respectively	304,673	283,011
Debt and preferred equity investments, net of discounts and deferred origination fees of $12,031 and $14,562 and allowances of $19,010 and $1,750 in 2020 and 2019, respectively	1,153,363	1,580,306
Investments in unconsolidated joint ventures	2,946,673	2,912,842
Deferred costs, net	206,289	205,283
Other assets	514,873	332,801
Total assets	$12,324,039	$12,766,320

Liabilities
Mortgages and other loans payable	$2,424,721	$2,211,883
Revolving credit facility	190,000	240,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,252,128	1,502,837
Deferred financing costs, net	(47,677)	(46,583)
Total debt, net of deferred financing costs	5,319,172	5,408,137
Accrued interest payable	23,438	22,148
Accounts payable and accrued expenses	152,983	166,905
Deferred revenue	117,615	114,052
Lease liability - financing leases	174,983	44,448
Lease liability - operating leases	358,419	381,671
Dividend and distributions payable	25,486	79,282
Security deposits	56,212	62,252
Liabilities related to assets held for sale	—	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	306,077	177,080
Total liabilities	6,634,385	6,555,975

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	353,480	409,862
Preferred units	202,169	283,285

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2020 and December 31, 2019	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 74,095 and 80,257 issued and outstanding at September 30, 2020 and December 31, 2019, respectively (including 1,055 held in Treasury at both September 30, 2020 and December 31, 2019)	741	803
Additional paid-in capital	3,998,516	4,286,395
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive loss	(76,200)	(28,485)
Retained earnings	1,035,172	1,084,719
Total SL Green Realty Corp. stockholders’ equity	5,056,112	5,441,315
Noncontrolling interests in other partnerships	77,893	75,883
Total equity	5,134,005	5,517,198
Total liabilities and equity	$12,324,039	$12,766,320

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2020	2019	2020	2019

Net income attributable to SL Green common stockholders	$13,859	$33,157	$185,104	$238,052
Add:
Depreciation and amortization	92,516	70,464	256,736	208,268
Joint venture depreciation and noncontrolling interest adjustments	47,884	47,674	149,309	145,202
Net income attributable to noncontrolling interests	1,216	1,095	11,218	9,782
Less:
Gain on sale of real estate, net	26,104	3,541	163,624	2,492
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	—	—	76,181
Purchase price and other fair value adjustments	—	3,799	—	69,389
Depreciable real estate reserves	(6,627)	(7,047)	(6,627)	(7,047)
Depreciation on non-rental real estate assets	538	740	1,797	2,193
FFO attributable to SL Green common stockholders	$135,460	$151,357	$443,573	$458,096

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2020	2019	2020	2019

Net income	$20,677	$40,722	$214,418	$267,232
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	—	—	(76,181)
Purchase price and other fair value adjustments	—	(3,799)	—	(69,389)
Gain on sale of real estate, net	(26,104)	(3,541)	(163,624)	(2,492)
Depreciable real estate reserves	6,627	7,047	6,627	7,047
Depreciation and amortization	92,516	70,464	256,736	208,268
Interest expense, net of interest income	23,536	48,112	91,100	145,797
Amortization of deferred financing costs	3,151	3,112	8,312	8,566
Operating income	120,403	162,117	413,569	488,848

Equity in net loss from unconsolidated joint ventures	432	9,864	15,445	22,644
Marketing, general and administrative expense	23,602	23,841	66,682	75,300
Transaction related costs, net	45	44	483	360
Investment income	(22,988)	(51,518)	(101,464)	(153,167)
Loan loss and other investment reserves, net of recoveries	8,957	—	27,018	—
Non-building revenue	(192)	(7,268)	(3,982)	(16,413)
Net operating income (NOI)	130,259	137,080	417,751	417,572

Equity in net loss from unconsolidated joint ventures	(432)	(9,864)	(15,445)	(22,644)
SLG share of unconsolidated JV depreciation and amortization	49,534	46,557	141,625	142,861
SLG share of unconsolidated JV interest expense, net of interest income	34,128	38,295	102,619	115,983
SLG share of unconsolidated JV amortization of deferred financing costs	2,232	1,505	5,612	4,664
SLG share of unconsolidated JV loss on early extinguishment of debt	—	258	—	258
SLG share of unconsolidated JV investment income	(314)	(314)	(931)	(3,017)
SLG share of unconsolidated JV non-building revenue	(2,425)	(1,215)	(4,025)	(1,926)
NOI including SLG share of unconsolidated JVs	212,982	212,302	647,206	653,751

NOI from other properties/affiliates	(40,984)	(29,496)	(108,424)	(108,742)
Same-Store NOI	171,998	182,806	538,782	545,009

Ground lease straight-line adjustment	383	514	1,197	1,542
Joint Venture ground lease straight-line adjustment	232	242	826	977
Straight-line and free rent	(3,391)	(4,069)	(3,978)	(14,613)
Amortization of acquired above and below-market leases, net	(1,298)	(1,188)	(5,228)	(3,625)
Joint Venture straight-line and free rent	(3,625)	(17,071)	(13,756)	(49,504)
Joint Venture amortization of acquired above and below-market leases, net	(3,810)	(4,122)	(11,448)	(12,632)
Same-store cash NOI	$160,489	$157,112	$506,395	$467,154

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and a pro-rata adjustment for FAD from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN